Exhibit 99.1

TTEC Announces Fourth Quarter and Full Year 2018

Financial Results

Signs Bookings of $207 Million in the Fourth Quarter and $600 Million in 2018,

Up 36 Percent over the Prior Year

Provides Outlook for Full Year 2019 Revenue, Operating Income, and Adjusted EBITDA

Estimates Organic Revenue Growth between 7.5 and 8.6 Percent

Full Year 2018

Revenue was a record $1.509 Billion ($1.501 Billion Non-GAAP AHFS/WD)

Operating Income was $92.1 Million or 6.1 Percent of Revenue

($106.1 Million or 7.1 Percent Non-GAAP AHFS/WD)

Adjusted EBITDA was $188.7 Million or 12.5 Percent of Revenue

Fully Diluted EPS was $0.77 ($1.49 Non-GAAP)

Fourth Quarter 2018

Revenue was $419.1 Million ($418.9 Million Non-GAAP AHFS/WD)

Operating Income was $39.0 Million or 9.3 Percent of Revenue

($46.0 Million or 11.0 Percent Non-GAAP AHFS/WD)

Adjusted EBITDA was $64.0 Million or 15.3 Percent of Revenue

Fully Diluted EPS was $0.44 ($0.63 Non-GAAP)

DENVER, March 6, 2019 — TTEC Holdings, Inc. (NASDAQ: TTEC), a leading global customer experience technology and services company focused on the design, implementation and delivery of transformative solutions for many of the world’s most iconic and disruptive brands, today announced financial results for the fourth quarter and full year ended December 31, 2018.

“TTEC achieved many significant milestones in 2018. Most noteworthy, the company reported unprecedented sales bookings reaching the $600 million mark, and record revenue of one and a half billion dollars. These milestones demonstrate our differentiation as a customer experience technology and services partner, focused on the design, implementation and delivery of solutions that transform the engagement between our clients and their customers. Our digital-rich offerings are resonating with existing and new clients, including many disruptive, hypergrowth businesses,” commented Ken Tuchman, TTEC’s chairman and chief executive officer.”

Tuchman continued, “We are particularly pleased to see the demand for our enterprise-scale, SaaS-based, omnichannel cloud solutions. Today, we continue to increase the number of subscription-based cloud contact center licenses supporting many of the world’s most noteworthy enterprises and government agencies. Looking at 2019, we anticipate meaningful organic revenue growth in both our TTEC Digital and TTEC Engage businesses.”

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Olivia Griner +1.303.397.8999	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

FULL YEAR 2018 FINANCIAL HIGHLIGHTS

Revenue

•                  Full year 2018 GAAP revenue increased 2.2 percent to a record $1.509 billion compared to $1.477 billion for full year 2017.

•                  Non-GAAP AHFS/WD revenue increased 3.0 percent to $1.501 billion compared to full year 2017.

•                  ASC 606 and foreign exchange had a net $9.0 million positive and $8.0 million negative impact, respectively, on revenue in full year 2018.

Income from Operations

•                  Full year 2018 GAAP income from operations was $92.1 million, or 6.1 percent of revenue, compared to $100.5 million, or 6.8 percent of revenue for full year 2017.

•                  Non-GAAP AHFS/WD income from operations, excluding $12.7 million in restructuring and one-time items, was $106.1 million or 7.1 percent of adjusted revenue versus 8.4 percent for full year 2017.

•                  ASC 606 and foreign exchange had a net $4.4 million and $6.1 million positive impact, respectively, on income from operations in full year 2018.

Adjusted EBITDA

•                  Full year 2018 Non-GAAP Adjusted EBITDA was $188.7 million, or 12.5 percent of revenue, compared to $200.4 million, or 13.6 percent of revenue for full year 2017.

•                  ASC 606 and foreign exchange had a net $4.4 million and $5.2 million positive impact, respectively, on Adjusted EBITDA in full year 2018.

Earnings Per Share

•                  Full year 2018 GAAP fully diluted earnings per share attributable to TTEC shareholders was $0.77 compared to $0.16 for full year 2017.

•                  Non-GAAP fully diluted earnings per share was $1.49 compared to $1.88 for full year 2017.

•                  ASC 606 and foreign exchange had a net $0.07 and $0.10 positive impact, respectively, on earnings per share in full year 2018.

Bookings

•                  During the full year 2018, TTEC signed an estimated $600 million in annualized contract value from new and expanded client relationships.

FOURTH QUARTER 2018 FINANCIAL HIGHLIGHTS

Revenue

•                  Fourth quarter 2018 GAAP revenue decreased 1.8 percent to $419.1 million compared to $426.6 million in the prior year period.

•                  Non-GAAP AHFS/WD revenue decreased 1.0 percent to $418.9 million compared to the prior year period.

•                  ASC 606 and foreign exchange had a net $4.2 million positive and $5.4 million negative impact, respectively, on revenue in fourth quarter 2018.

Income from Operations

•                  Fourth quarter 2018 GAAP income from operations was $39.0 million, or 9.3 percent of revenue, compared to $36.6 million, or 8.6 percent of revenue in the prior year period.

•                  Non-GAAP AHFS/WD income from operations, excluding $7.0 million in restructuring and one-time items, was $46.0 million or 11.0 percent of adjusted revenue versus 11.2 percent for the prior year period.

•                  ASC 606 and foreign exchange had a net $0.5 million and $1.2 million positive impact, respectively, on income from operations in fourth quarter 2018.

Adjusted EBITDA

•                  Fourth quarter 2018 Non-GAAP Adjusted EBITDA was $64.0 million, or 15.3 percent of revenue, compared to $67.8 million, or 15.9 percent of revenue in the prior year period.

•                  ASC 606 and foreign exchange had a net $0.5 million and $0.8 million positive impact, respectively, on adjusted EBITDA in fourth quarter 2018.

Earnings Per Share

•                  Fourth quarter 2018 GAAP fully diluted earnings per share attributable to TTEC shareholders was $0.44 compared to a loss of $0.89 for the same period last year.

•                  Non-GAAP fully diluted earnings per share was $0.63 compared to $0.69 in the prior year period.

•                  ASC 606 and foreign exchange had a $0.01 and $0.02 positive impact, respectively on earnings per share in fourth quarter 2018.

Bookings

•                  During the fourth quarter 2018, TTEC signed an estimated $207 million in annualized contract value. The fourth quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, DIVIDENDS, AND INVESTMENTS

•                  As of December 31, 2018, TTEC had cash and cash equivalents of $78.2 million and debt of $304.5 million, resulting in a net debt position of $226.3 million. This compares to a net debt position of $286.9 million for the same period 2017.

•                  As of December 31, 2018, TTEC had approximately $360 million of additional borrowing capacity available under its revolving credit facility compared to $350 million for the same period 2017.

•                  Cash flow from operations in the fourth quarter 2018 was $2.2 million compared to a negative ($36.5) million for the fourth quarter 2017. For the full year, cash flow from operations was $168.3 million compared to $113.2 million for the same period 2017.

•                  Capital expenditures in the fourth quarter 2018 were $11.6 million compared to $8.0 million for the fourth quarter 2017. For the full year 2018, capital expenditures were $43.5 million compared to $52.0 million for the same period 2017.

•                  Paid a 28 cent per share, or $12.9 million, semi-annual dividend on October 19, 2018, a 12 percent increase over the distribution paid in October of the prior year. In February 2019, the Board declared the next semi-annual dividend of 30 cents per share, payable on April 18, 2019 to shareholders of record on March 28, 2019. This represents a 7.1 percent increase over the most recent distribution in October 2018 and an 11.1 percent increase over the distribution paid in April 2018.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following four business segments: Customer Strategy Services (CSS), Customer Technology Services (CTS), Customer Growth Services (CGS), and Customer Management Services (CMS).  Financial highlights for the segments are provided below.

Customer Strategy Services (CSS) — Customer Experience Digital Strategy and Data Analytics

•                  CSS fourth quarter 2018 GAAP revenue increased 1.6 percent to $18.3 million from $18.0 million for the year ago quarter. Income from operations was $3.0 million or 16.5 percent of revenue compared to an operating loss $0.3 million or negative 1.7 percent of revenue for the prior year period.

•                  Non-GAAP AHFS/WD revenue increased 7.3 percent to $16.6 million over the year ago period and income from operations was $3.2 million or 19.0 percent of adjusted revenue. This compares to operating income of $1.8 million or 11.5 percent of revenue in the prior year period.

Customer Technology Services (CTS) — Cloud and Managed Technology

•                  CTS fourth quarter 2018 GAAP revenue increased 52.8 percent to $51.2 million compared to $33.5 million for the year ago quarter. Income from operations was $9.4 million or 18.4 percent of revenue compared to $1.0 million or 3.0 percent of revenue in the prior year period.

•                  Non-GAAP AHFS/WD revenue increased 52.8 percent to $51.2 million over the year ago period and income from operations was $9.7 million or 18.9 percent of revenue. This compares to $4.4 million or 13.0 percent of adjusted revenue in the prior year.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth

•                  CGS fourth quarter 2018 GAAP revenue increased 18.7 percent to $37.7 million compared to $31.8 million for the year ago quarter. Income from operations was $2.9 million or 7.8 percent of revenue compared to $1.5 million or 4.7 percent of revenue in the prior year period.

•                  Non-GAAP AHFS/WD revenue increased 22.2 percent to $37.7 million in the year ago period and income from operations was $4.3 million or 11.4 percent of revenue. This compares to $2.1 million or 6.9 percent of adjusted revenue in the prior year period.

Customer Management Services (CMS) — Customer Experience Delivery

•                  CMS fourth quarter 2018 GAAP revenue decreased 9.2 percent to $311.8 million compared to $343.3 million for the year ago quarter. Income from operations was $23.5 million or 7.5 percent of revenue compared to $34.4 million or 10.0 percent of revenue in the prior year period.

•                  Non-GAAP revenue decreased 8.7 percent to $313.3 million in the year ago period and income from operations was $28.9 million or 9.2 percent of adjusted revenue. This compares to $39.2 million or 11.4 percent of revenue in the prior year period.

•                  ASC 606 had a net $4.2 million and $0.5 million positive impact on revenue and income from operations, respectively.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures can be found in the tables accompanying this press release.

•                  GAAP metrics are presented in accordance with Generally Accepted Accounting Principles, including the impact from TTEC’s January 1, 2018 adoption of Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the modified retrospective method.

•                  Non-GAAP AHFS/WD (assets held for sale and wind-down) - As reflected in the attached reconciliation table, the definition of Non-GAAP AHFS/WD excludes from revenue and operating income (i) assets held for sale and wind-down, (ii) impairment, restructuring and integration charges, and (iii) one-time extraordinary items.

•                  Non-GAAP Adjusted EBITDA (Earnings Before Interest, Tax, Depreciation and Amortization) — As reflected in the attached reconciliation table.

BUSINESS OUTLOOK

“The global market demand for digital transformation is accelerating as companies realize the urgency and importance that personalized and frictionless customer experiences have in building brand loyalty and value,” commented Regina Paolillo, chief financial and administrative officer. “We are well positioned to capitalize on these market dynamics. Our differentiated solutions are delivering the customer experiences that our clients and their digital-savvy customers expect. The current scale and composition of our bookings and revenue demonstrates the markets’ growing need for our digital and analytic-rich offerings.”

Paolillo continued, “As we move into 2019, we are keenly focused on executing upon our unprecedented 2018 bookings, advancing our market share in the fast-growing omnichannel cloud space, improving CMS’s profit margin, expanding our existing client relationships, and adding new clients. We remain committed to maximizing shareholder value through continuous innovation and marketplace differentiation, increased market share, profitable organic and inorganic growth, and capital distributions.”

We anticipate full year 2019 guidance, excluding impairments and restructuring charges, as follows:

•                  Revenue — Revenue between $1.614 and $1.630 billion, an increase of 7.5 to 8.6 percent over the prior year, excluding AHFS/WD.

•                  Operating Income Margin — Operating income margin between 7.4 and 7.6 percent.

•                  Adjusted EBITDA Margin — Non-GAAP adjusted EBITDA margin between 12.6 and 12.8 percent.

•                  Capital Expenditures — Capital expenditures between 3.8 and 4.0 percent of revenue, of which approximately 70 percent is growth oriented.

We estimate that 47 percent of the revenue, 38 percent of the operating income, and 43 percent of the adjusted EBITDA will be recognized in the first half of the year.

On a full year 2019 basis, we estimate each of the segments to contribute revenue, operating income, adjusted EBITDA as follows:

•                  CSS revenue growth between 1.3 and 4.0 percent, operating income margin between 8.1 and 9.5 percent, and adjusted EBITDA margin between 12.6 and 13.8 percent.

•                  CTS revenue growth between 42.2 and 43.4 percent, operating income margin between 13.9 and 14.3 percent, and adjusted EBITDA margin between 19.3 and 19.7 percent.

•                  CGS revenue growth between 4.1 and 5.4 percent, operating income margin between 8.4 and 8.6 percent, and adjusted EBITDA margin between 10.3 and 10.6 percent.

•                  CMS revenue growth between 3.0 and 4.0 percent, operating income margin between 5.8 and 6.0 percent, and adjusted EBITDA margin between 11.4 and 11.6 percent.

About TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading global customer experience technology and services company focused on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, fraud prevention and detection, and content moderation services. Founded in 1982, the Company’s 52,400 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures can be found in the tables accompanying this press release.

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Specifically, we would like for you to focus on risks related to our strategy execution, our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share, cybersecurity risk and risks inherent to our equity structure. Actual results may differ from what is expressed in the forward-looking statements. Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Annual Report on Form 10-K for the year ended December 31, 2018, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is available on TTEC’s website www.ttec.com, and on the SEC’s public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

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TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenue	$419,133	$426,623	$1,509,171	$1,477,365

Operating Expenses:
Cost of services	313,372	312,618	1,157,927	1,110,068
Selling, general and administrative	47,817	49,942	182,428	182,314
Depreciation and amortization	17,127	17,234	69,179	64,507
Restructuring and integration charges, net	1,532	4,897	6,131	14,665
Impairment losses	332	5,322	1,452	5,322
Total operating expenses	380,180	390,013	1,417,117	1,376,876

Income From Operations	38,953	36,610	92,054	100,489

Other income (expense), net	(6,336)	(8,318)	(35,816)	(11,602)

Income Before Income Taxes	32,617	28,292	56,238	88,887

Provision for income taxes	(11,835)	(69,016)	(16,483)	(78,075)

Net Income/(Loss)	20,782	(40,724)	39,755	10,812

Net income attributable to noncontrolling interest	(449)	(728)	(3,938)	(3,556)

Net Income/(Loss) Attributable to TTEC Stockholders	$20,333	$(41,452)	$35,817	$7,256

Net Income/(Loss) Per Share Attributable to TTEC Stockholders

Basic	$0.44	$(0.90)	$0.78	$0.16

Diluted	$0.44	$(0.89)	$0.77	$0.16

Income From Operations Margin	9.3%	8.6%	6.1%	6.8%
Net Income/(Loss) Attributable to TTEC Stockholders Margin	4.9%	(9.7)%	2.4%	0.5%
Effective Tax Rate	36.3%	243.9%	29.3%	87.8%

Weighted Average Shares Outstanding
Basic	46,193	45,856	46,064	45,826
Diluted	46,390	46,461	46,385	46,382

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenue:
Customer Strategy Services	$18,329	$18,036	$68,585	$68,326
Customer Technology Services	51,223	33,527	170,214	138,581
Customer Growth Services	37,747	31,808	141,324	128,698
Customer Management Services	311,834	343,252	1,129,048	1,141,760
Total	$419,133	$426,623	$1,509,171	$1,477,365

Income/(Loss) From Operations:
Customer Strategy Services	$3,029	$(313)	$6,420	$2,433
Customer Technology Services	9,446	1,013	26,634	12,047
Customer Growth Services	2,944	1,508	9,839	7,803
Customer Management Services	23,534	34,402	49,161	78,206
Total	$38,953	$36,610	$92,054	$100,489

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$78,237	$74,437
Accounts receivable, net	350,962	391,902
Other current assets	97,278	75,070
Total current assets	526,477	541,409

Property and equipment, net	161,523	163,346
Other assets	366,508	373,981

Total assets	$1,054,508	$1,078,736

LIABILITIES AND EQUITY
Total current liabilities	$235,418	$201,778
Other long-term liabilities	466,241	514,113
Total equity	352,849	362,845

Total liabilities and equity	$1,054,508	$1,078,736

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

		Three months ended		Twelve months ended
		December 31,		December 31,
		2018	2017	2018	2017

Reconciliation of Adjusted EBITDA:

Net Income/(Loss)	**	$20,782	$(40,724)	$39,755	$10,812
Interest income		(536)	(821)	(4,476)	(2,841)
Interest expense		6,040	5,035	28,674	13,734
Provision for income taxes		11,835	69,016	16,483	78,075
Depreciation and amortization		17,127	17,234	69,179	64,507
Asset impairment, restructuring and integration charges		1,864	10,219	7,583	19,987
Impairment of equity investment		—	—	15,632	—
Gain on dissolution of a foreign subsidiary		—	—	—	(3,160)
Gain on sale of business unit		(320)	(259)	(1,973)	(430)
Changes in acquisition contingent consideration / transition service agreement		(331)	5,250	(331)	5,250
Estimated loss of asset held for sale		—	(600)	—	2,578
(Gain) loss on asset held for sale reclassified to asset held and used		(384)	—	1,616	—
Gain on bargain purchase of acquisition		—	—	(685)	—
Allowance for doubtful accounts receivable from customer in bankruptcy		2,706	—	2,706	—
Writeoff of contract acquisition costs		1,436	—	1,436	—
Writeoff of value added tax due to change in foreign tax law		966	—	966	—
Equity-based compensation expenses		2,853	3,494	12,145	11,852

Adjusted EBITDA		$64,038	$67,844	$188,710	$200,364

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income/(loss)	**	$20,782	$(40,724)	$39,755	$10,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization		17,127	17,234	69,179	64,507
Other		(35,673)	(13,001)	59,411	37,833
Net cash provided by operating activities		2,236	(36,491)	168,345	113,152

Less - Total Capital Expenditures		11,609	8,026	43,450	51,958

Free Cash Flow		$(9,373)	$(44,517)	$124,895	$61,194

Reconciliation of Non-GAAP and Adjusted Non-GAAP Income from Operations:

Income from Operations	**	$38,953	$36,610	$92,054	$100,489
Restructuring and integration charges, net		1,532	4,897	6,131	14,665
Impairment losses		332	5,322	1,452	5,322

Non-GAAP Income from Operations		$40,817	$46,829	$99,637	$120,476

Non-GAAP Income from Operations Margin		9.7%	11.0%	6.6%	8.2%

Allowance for doubtful accounts receivable from customer in bankruptcy		2,706	—	2,706	—
Writeoff of contract acquisition costs		1,436	—	1,436	—
Writeoff of value added tax due to change in foreign tax law		966	—	966	—

Adjusted Non-GAAP Income from Operations		$45,925	$46,829	$104,745	$120,476

Adjusted Non-GAAP Income from Operations Margin		10.9%	11.0%	6.9%	8.2%

Reconciliation of Non-GAAP EPS:

Net Income/(Loss)	**	$20,782	$(40,724)	$39,755	$10,812
Add: Asset impairment, restructuring and integration charges, net of related taxes		1,362	6,401	5,514	12,304
Add: Estimated loss on asset held for sale, net of related taxes		—	(360)	—	1,547
Add: Changes in acquisition contingent consideration / transition services agreement, net of related taxes		(331)	3,150	(331)	3,150
Add: Interest charge related to future purchase of remaining 30% for Motif acquisition		1,939	1,210	9,928	1,210
Add: Impairment of equity investment, net of related taxes		—	—	11,411	—
Less: Gain on dissolution of foreign subsidiary, net of related taxes		—	—	—	(1,891)
Less: Gain on sale of business unit		(234)	(155)	(1,441)	(258)
Less: Gain on bargain purchase of acquisition		—	—	(500)	—
Less: Gain (loss) on asset held for sale reclassified to assets held and used		(384)	—	1,616	—
Add: Allowance for doubtful accounts receivable from customer in bankruptcy, net of related taxes		1,975	—	1,975	—
Add: Writeoff of contract acquisition costs		1,048	—	1,048	—
Add: Writeoff of value added tax due to change in foreign tax law		676	—	676	—
Add: US 2017 Tax Act		—	62,372	—	62,372
Add: Changes in valuation allowance, returns to provision adjustments and other		2,616	25	(373)	(2,175)

Non-GAAP Net Income		$29,449	$31,919	$69,278	$87,071

Diluted shares outstanding		46,390	46,461	46,385	46,382

Non-GAAP EPS		$0.63	$0.69	$1.49	$1.88

** The numbers above include the adoption of ASC 606 and include the following fourth quarter and total 2018 amounts :

Fourth Quarter 2018 Revenue :   $4.2 million,     YTD 2018 Revenue :   + $9.0 million

Fourth Quarter 2018 Operating Income :   $0.6 million,     YTD 2018 Operating Income :   + $4.4 million

Fourth Quarter 2018 Net Income :   $0.4 million,    YTD 2018 Net Income :   + $3.1 million

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale, Wind-down & One Time Items) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

FOURTH QUARTER

(three months end, December 31, 2018)

Revenue

TTEC Digital	GAAP Revenue	Non-GAAP Revenue Adjustments	Non-GAAP Revenue	Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
CSS	$18,329	$—	$18,329	$1,710	$16,619
YoY Growth Rate:	1.6%				7.3%
CTS	$51,223	$—	$51,223	$—	$51,223
YoY Growth Rate:	52.8%				52.8%

TTEC Engage
CGS	$37,747	$—	$37,747	$—	$37,747
YoY Growth Rate:	18.7%				22.2%
CMS	$311,834	$1,436	$313,270	$—	$313,270
YoY Growth Rate:	-9.2%				-8.7%

Company (Consolidated)	$419,133	$1,436	$420,569	$1,710	$418,859
YoY Growth Rate:	-1.8%				-1.0%

Operating Income

TTEC Digital	GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
CSS	$3,029	$—	$3,029	$(125)	$3,154
Operating Margin:	16.5%		16.5%		19.0%
CTS	$9,446	$248	$9,694	$5	$9,689
Operating Margin:	18.4%		18.9%		18.9%

TTEC Engage
CGS	$2,944	$1,357	$4,301	$2	$4,299
Operating Margin:	7.8%		11.4%		11.4%
CMS	$23,534	$5,367	$28,901	$—	$28,901
Operating Margin:	7.5%		9.2%		9.2%

Company	$38,953	$6,972	$45,925	$(118)	$46,043
Operating Margin:	9.3%		11.0%		11.0%

Segments Defined: CSS (Customer Strategy Services), CTS (Customer Technology Services), CGS (Customer Growth Services), CMS (Customer Management Services)

Non-GAAP AHFS/WD Defined: Excludes from revenue and operating income i) assets held for sale and wind-down, ii) impairment, restructuring and integration charges, and iii) one-time extraordinary items.

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale, Wind-down & One Time Events) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

TOTAL YEAR

(twelve months end, December 31, 2018)

Revenue

TTEC Digital	GAAP Revenue	Non-GAAP Revenue Adjustments	Non-GAAP Revenue	Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
CSS	$68,585	$—	$68,585	$9,231	$59,354
YoY Growth Rate:	0.4%				-0.2%
CTS	$170,214	$—	$170,214	$—	$170,214
YoY Growth Rate:	22.8%				29.1%

TTEC Engage
CGS	$141,324	$—	$141,324	$1	$141,323
YoY Growth Rate:	9.8%				13.7%
CMS	$1,129,048	$1,436	$1,130,484	$—	$1,130,484
YoY Growth Rate:	-1.1%				-1.0%

Company (Consolidated)	$1,509,171	$1,436	$1,510,607	$9,232	$1,501,375
YoY Growth Rate:	2.2%				3.0%

Operating Income

TTEC Digital	GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
CSS	$6,420	$133	$6,553	$(1,332)	$7,885
Operating Margin:	9.4%		9.6%		13.3%
CTS	$26,634	$248	$26,882	$(14)	$26,896
Operating Margin:	15.6%		15.8%		15.8%

TTEC Engage
CGS	$9,839	$2,073	$11,912	$(35)	$11,947
Operating Margin:	7.0%		8.4%		8.5%
CMS	$49,161	$10,238	$59,399	$—	$59,399
Operating Margin:	4.4%		5.3%		5.3%

Company	$92,054	$12,692	$104,746	$(1,381)	$106,127
Operating Margin:	6.1%		6.9%		7.1%

Segments Defined: CSS (Customer Strategy Services), CTS (Customer Technology Services), CGS (Customer Growth Services), CMS (Customer Management Services)

Non-GAAP AHFS/WD Defined: Excludes from revenue and operating income i) assets held for sale and wind-down, ii) impairment, restructuring and integration charges, and iii) one-time extraordinary items.